FORM OF AMENDED SCHEDULE A TO SECOND AMENDED AND RESTATED
INVESTMENT COMPANY SERVICES AGREEMENT

THIS AMENDED SCHEDULE A, dated as of _______, 2011, amends and restates Schedule A to that certain Second Amended and Restated Investment Company Services Agreement dated as of April 2, 2008, as amended and supplemented, between Matthews International Funds (the “Fund”) and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing Inc.)

SCHEDULE A

IDENTIFICATION OF FUNDS

Matthews International Funds

Matthews Asia Growth Fund
Matthews Asia Dividend Fund
Matthews Pacific Tiger Fund
Matthews Asian Growth and Income Fund
Matthews Asia Science and Technology Fund
Matthews China Fund
Matthews India Fund
Matthews Japan Fund
Matthews Korea Fund
Matthews Asia Small Companies Fund
Matthews China Dividend Fund
Matthews China Small Companies Fund

No-load, no 12b-1, no CDSC, redemption fee of 2% on all redemptions made within 90 days of purchase.

This Schedule A may be amended from time to time by agreement of the parties.

MATTHEWS INTERNATIONAL FUNDS	BNY MELLON INVESTMENT SERVICING (US) INC.

By: ______________________________	By: ______________________________
Name: William J. Hackett	Name:
Title: President	Title:
Date:	Date: